UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022

Sanmina Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SANM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

India Joint Venture with Affiliate of Reliance Industries Limited

On March 2, 2022, Sanmina Corporation (the “Company” or “Sanmina”) announced that it and its subsidiaries, Samina SCI India Private Limited (“SIPL”), Sanmina-SCI Systems Singapore Pte Ltd (“Sanmina Singapore”) and AET Holdings Limited (“AET”), have entered into a Share Subscription and Purchase Agreement (the “SSPA”) with Reliance Strategic Business Ventures Limited (“RSVL” and collectively with the Company, SIPL, Sanmina Singapore and AET, the “Parties”) and the Company, SIPL and Sanmina Singapore have entered into a Joint Venture and Shareholders’ Agreement (the “Shareholders Agreement”) with RSVL. Pursuant to the SSPA and the Shareholders Agreement, the parties will establish SIPL, Sanmina’s existing Indian manufacturing entity, as a joint venture to engage in manufacturing in India of telecommunications equipment, data center and internet equipment, medical equipment, clean technology equipment and other high-tech equipment, but excluding certain Sanmina products and services (the “Covered Products”).

Pursuant to the terms of the SSPA, RSVL will acquire newly issued shares of SIPL and outstanding shares of SIPL from AET and Sanmina Singapore so that immediately after the closing of this transaction, RSVL and its nominees will hold 50.1% of the outstanding shares of SIPL and Sanmina Singapore will hold 49.9% of the outstanding shares of SIPL. Pursuant to the terms of the Shareholders Agreement, RSVL will have the right to appoint three persons to serve on SIPL’s board of directors and Sanmina Singapore will have the right to appoint two persons to serve on SIPL’s board of directors; provided, however, the Shareholders Agreement contains certain protective provisions requiring the approval of both Sanmina and RSVL to take certain actions; and provided further that Sanmina will manage the day-to-day operations of SIPL and have the right to appoint its executive officers.

During the term of the Shareholders Agreement and for a specified period thereafter, RSVL shall conduct all manufacturing of Covered Products that are telecommunications network equipment in India exclusively through SIPL. RSVL and its affiliates shall also designate SIPL as their preferred contract manufacturer in India for Covered Products that are telecommunications network equipment and shall provide Sanmina the opportunity to provide quotes from SIPL for the manufacture of any other Covered Products that RSVL or such affiliates seek to have manufactured in India.

Similarly, during the term of the Shareholders Agreement and for a specified period thereafter, Sanmina shall not manufacture any Covered Products in India except through SIPL. Sanmina will also use commercially reasonable efforts to refer its original equipment manufacturer customers which are seeking quotes for alternate manufacturing sites for manufacture of Covered Products to SIPL, subject to certain exceptions.

Closing of the transactions contemplated by the SSPA and the Shareholders Agreement is subject to a number of conditions precedent, including the expiration of applicable antitrust waiting periods and local government approvals in India.

The Company, Sanmina Singapore, AET and SIPL have made customary warranties and indemnities in the various transaction agreements, including the SSPA and Shareholders Agreement, and have agreed to customary covenants, including those regarding the operation of the business of SIPL and its subsidiaries prior to the closing.

The foregoing description of the SSPA, the Shareholders Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the SSPA and the Shareholders Agreement, which will be filed by the Company as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending April 2, 2022.

Item 8.01.	Other Events.

On March 2, 2022, the Company and Reliance Industries Limited issued a press release announcing the planned formation of the joint venture. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
99.1	Press Release of Sanmina Corporation and Reliance Industries Limited dated March 2, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanmina Corporation

Dated: March 2, 2022	By:	/s/ Kurt Adzema
Kurt Adzema
Executive Vice President and Chief Financial Officer